Exhibit 99.1

Soluna Signs Term Sheet with Renewable Energy Leader for New Data Center Project

Project Rosa Boosts Soluna’s Capacity with 187 MW of Sustainable Energy for AI and Bitcoin Mining

Albany, NY - September 16, 2024 – Soluna Holdings, Inc. (“SHI” or the “Company”), (NASDAQ: SLNH), a developer of green data centers for intensive computing applications including Bitcoin mining and AI, announced today that it has signed term sheets for power and land for Project Rosa, a new 187 MW Data Center indicating an important step forward in the Company’s expansion efforts.

Project Rosa will be strategically co-located with a 240 MW wind farm in Texas, enabling the project to directly harness a substantial share of renewable energy. Soluna has secured 60 acres of land for this project’s development, an important milestone in its journey to shovel readiness.

The project will be executed in two phases. Upon completion, Project Rosa is poised to provide up to 187 MW of data center capacity for AI, machine learning, Bitcoin hosting, and other computing-intensive applications, as well as joint venture potential.

This project aligns with Soluna’s ongoing mission to utilize excess renewable energy and create sustainable, scalable, low-cost data centers for next-generation workloads.

“We are excited to launch Project Rosa and continue our momentum in developing the future with Renewable Computing,” said John Belizaire, CEO of Soluna Holdings. “This project represents a significant increase in our shovel-ready momentum as we grow our HPC and Bitcoin data center business.”

With Project Rosa, Soluna continues its tradition of naming its data centers after women who have made significant contributions to science and technology. The project is named after Rosalind Franklin, a chemist whose work was central to understanding the molecular structures of DNA, RNA, and viruses.

As Soluna progresses with Project Rosa, it will be focused on: completing definitive power purchase agreements, land agreements, and the ERCOT planning phase.

For more information on Soluna and its projects, please visit solunacomputing.com.

Safe Harbor Statement

This announcement contains forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by terminology such as “will,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” “confident” and similar statements. Soluna Holdings, Inc. may also make written or oral forward-looking statements in its periodic reports to the U.S. Securities and Exchange Commission, in its annual report to shareholders, in press releases and other written materials and in oral statements made by its officers, directors or employees to third parties. Statements that are not historical facts, including but not limited to statements about Soluna’s beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, further information regarding which is included in the Company’s filings with the Securities and Exchange Commission. All information provided in this press release is as of the date of the press release, and Soluna Holdings, Inc. undertakes no duty to update such information, except as required under applicable law.

About Soluna Holdings, Inc (SLNH)

Soluna is on a mission to make renewable energy a global superpower using computing as a catalyst. The company designs, develops, and operates digital infrastructure that transforms surplus renewable energy into global computing resources. Soluna’s pioneering data centers are strategically co-located with wind, solar, or hydroelectric power plants to support high-performance computing applications including Bitcoin Mining, Generative AI, and other compute-intensive applications. Soluna’s proprietary software MaestroOS(™) helps energize a greener grid while delivering cost-effective and sustainable computing solutions, and superior returns. To learn more visit solunacomputing.com. Follow us on X (formerly Twitter) at @SolunaHoldings.

Contact Information

Sam Sova

Partner and CEO

SOVA

Sam@letsgosova.com